EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors of NeoGenomics, Inc.

We have issued our report dated February 24, 2014, accompanying the consolidated financial statements included in the Annual Report of NeoGenomics, Inc. on Form 10-K for the year ended December 31, 2013.

We hereby consent to the incorporation by reference of said report in the Registration Statement of NeoGenomics, Inc. on Form S-8 (File Nos. 333-125994, 333-139484, 333-159749, 333-173494, 333-180095 and 333-189391) and the Registration Statement on Form S-3 (File Nos. 333-186067 and 333-193105).

/s/ Kingery & Crouse, P.A.

Kingery & Crouse, P.A.

Certified Public Accountants

Tampa, Florida

February 24, 2014